                                                                       EXHIBIT 5

                              THE HOME DEPOT, INC.
                              2455 PACES FERRY ROAD
                             ATLANTA, GA 30339-4024





June 5, 2001



Board of Directors
The Home Depot, Inc.
2455 Paces Ferry Road
Atlanta, Georgia 30339

Re: The Home Depot, Inc., Registration Statement on Form S-8 for The Home Depot, Inc. Deferred Stock Units Plan and Agreement (the "Registration Statement")

Ladies and Gentlemen:

         In connection with the registration of 328,821 shares of Common Stock, par value $.05 per share, and 328,821 deferred stock units (together, the "Securities") of The Home Depot, Inc. (the "Company"), issuable under The Home Depot, Inc. Deferred Stock Units Plan and Agreement, I have examined the following:

1. A copy of the Registration Statement to be filed with the Securities and Exchange Commission and the Exhibits to be filed with and as a part of said Registration Statement; and

2. Copies of the minutes of meetings and/or consents of the Board of Directors of the Company or committees thereof, deemed by me to be relevant to this opinion.

         Further, in connection with this matter, I have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of the Registration Statement.

         Based on the foregoing, it is my opinion that the Securities are duly authorized and validly issued and, when issued, will be fully paid, non-assessable and free of preemptive rights.

Board of Directors
June 5, 2001
Page 2


         I consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8. In giving this consent, I do not hereby admit I come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Kelly R. Caffarelli
Kelly R. Caffarelli, Esq.
Senior Corporate Counsel